Exhibit 10.2

HEALTHCARE TRIANGLE, INC.

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (this “Agreement”) is made and entered into as of May 8, 2020 (the “Effective Date”) between Healthcare Triangle, Inc., a Delaware corporation (the “Purchaser”) and 8K Miles Software Services Inc., a Nevada corporation (“Seller”).

The parties agree as follows:

1. Sale of Equity and Consideration.

1.1  In consideration of the Purchaser’s payment of the Purchase Price (defined below), Seller hereby sells to the Purchaser, equity units amounting to hundred percent (100%) of the Seller’s equity interest (the “Purchased Equity”) of Cornerstone Advisors Group, LLC, a Connecticut limited liability company (the “Company”), on the terms and conditions set forth herein. The Purchased Equity shall have all of the rights and privileges and be subject to all of the restrictions and obligations applicable to the Purchased Equity.

1.2  In consideration of the Seller’s issuance of the Purchased Equity to the Purchaser, the Purchaser hereby agreed to pay the following purchase price (collectively, the “Purchase Price”):

(i)  assume the liability of the Seller to pay the Company payments owing from Seller to the Company from time to time pursuant to the business agreements between the Seller and the Company as mutually agreed to between the Seller and the Company (the “Assumed Liabilities”);

(ii)  issue to Purchaser a Promissory Note (“Note”) for a principal amount of $6,000,0000 less the amount of Assumed Liabilities payable at the time of repayment of the Note.

2.  Limitations on Transfer. Purchaser shall not assign, encumber or dispose of any interest in the Purchase Equity except to the extent permitted by, and in compliance with the provisions below and applicable securities laws.

2.1  Restrictions Binding on Transferees. All transferees of the Purchased Equity or any interest therein will receive and hold such Purchased Equity or interest subject to the provisions of this Agreement. Any sale or transfer of the Purchased Equity shall be void unless the provisions of this Agreement are satisfied.

3.  Equity Certificate Restrictive Legends. Certificates evidencing the Purchased Equity may bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends:

“THE OFFERING AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED

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UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT.”

4. Representations, Warranties, Covenants, and Acknowledgements of Seller.

4.1  Organization. The Seller is a corporation duly organized and is validly existing and in good standing in the State of Nevada.

4.2  Authorization; Enforceability. The Seller has the full legal capacity, power to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby (i) have been duly authorized by all requisite action on the part of the Seller and (ii) assuming the due authorization, execution and delivery by the Seller and the Purchaser of this Agreement, constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium or other similar federal or state laws affecting the rights of creditors, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3  Execution and Binding Effect. This Agreement and each of the other agreements and instruments related to this Agreement have been duly and validly executed and delivered to the Purchaser and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

4.4  Title to Purchased Equity. The Seller is the sole and exclusive record holder and beneficial owner of, has good and marketable title to, and the exclusive authority to sell the Purchased Equity owned by the Seller. Upon the execution of this Agreement, the Seller’s entire right, title and interest in and to the Purchased Equity of the Seller shall be conveyed to the Purchaser as set forth herein.

4.5  No Restraints. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

4.6  No Violation or Default. The execution, delivery and performance of this Agreement and the consummation of the transactions, contemplated hereby will not result in violation, default or breach of any provision of any instrument, judgment, order, writ, decree, contract or agreement to which the Seller is a party or by which the Seller is bound. The Seller is not in default or breach (and, to the knowledge of the Seller, no set of facts exist that with the

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passage of time or otherwise would constitute a default or breach by the Seller) under any instrument, judgment, order, writ, decree, contract or agreement relating to the Purchased Equity of the Seller to which the Seller is a party or by which the Seller is bound.

4.7  Litigation. Except for a litigation filed by Keith T. Ryan against the Seller for claims for certain earnout payments resulting from Keith T. Ryan’s sale of the Company shares to the Seller (the “Founder Dispute”), there is no pending, threatened investigation, action or proceeding against the Seller, by or before any governmental entity or arbitrator, and the Seller has no knowledge of any basis for any such investigation, action or proceeding. There is no pending or, to the best of the Seller knowledge, threatened investigation, action or proceeding against any Seller by or before any governmental entity or arbitrator which, if determined adversely to such Seller, would materially and adversely affect Seller’s ability to consummate the transactions contemplated hereby, and has no knowledge of any basis for any such investigation, action or proceeding.

4.8  Sophistication. The Seller: (a) is a sophisticated and familiar with the transactions to those contemplated by this Agreement; (b) has the knowledge, skills and experience to evaluate the merits and risks of the investment, value and sale of the Purchased Equity of the Seller, and with such knowledge, skills and experience, the Seller has thoroughly evaluated the sale of the Purchased Equity, the value of the Purchased Equity and such merits and risks; and (c) has independently and without reliance upon the Purchaser or any of their respective directors, officers, partners, members, shareholders, affiliates or agents, and based on such information and the advice of such advisors as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement.

4.9  Transfer for Own Account. The Seller is selling the Purchased Equity for the Seller’s own account only.

4.10  No General Solicitation. At no time did the Seller present the Purchaser with or solicit the Purchaser, by means of any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer and sale of Purchased Equity of the Seller.

4.11  Advice. The Seller has been advised to consult with its own attorney and other investment and tax advisors regarding legal, investment and tax matters concerning the Purchased Equity of the Seller and to consult with an independent tax advisor regarding the tax consequences of selling the Purchased Equity of the Seller. The Seller is relying solely on its separate legal, investment and tax advisors and not on any representations, warranties or statements of the Purchaser or its respective directors, officers, partners, members, shareholders, affiliates or agents for any legal, investment or tax advice with respect to the transactions contemplated by this Agreement.

4.12  Requirements. The Seller (a) has satisfied itself as to the full observance of the laws, rules and regulations applicable to the Seller in connection with the sale of the Purchased Equity owned by the Seller, including (i) the legal requirements of the jurisdictions of the Seller’s incorporation for such sale, (ii) any foreign exchange management or restrictions applicable to such sale, (iii) any governmental or other consents that may need to be obtained or

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filings that need to be made, and (iv) the income tax and other tax consequences applicable to such sale, and (b) has no taxes or demands that are payable to the tax or revenue authorities to which the Seller is subject that may cause the sale of the Purchased Equity of the Seller to be rendered void.

4.13  Continuing Rights. The Seller acknowledges that the Seller shall have no rights with respect to the Seller’s Purchased Equity following the sale of the Seller’s Purchased Equity to the Purchaser pursuant to this Agreement.

4.14  Tax Consequences. The Seller understands that it (and not the Purchaser) shall be responsible for its tax liability that may arise as a result of the transactions contemplated by this Agreement. In this regard, the Seller severally and not jointly represents and warrants to the Purchaser that: (a) Gains accruing on the sale of the Seller’s Purchased Equity shall be income from capital gains in the Seller’s hands and shall be taxed accordingly under the tax laws of the Seller’s tax incorporation; (b) the Seller represents and warrants that based on applicable law, no tax is to be withheld from the Purchase Price payable to the Seller under this Agreement; and (c) the Seller’s Purchased Equity was acquired as, and is held (on a continuous basis) till the date of transfer by the Seller as and qualify as “capital assets” (classified in the Seller’s books of accounts under the head “investments”) within the meaning of applicable law.

5.  Representations, Warranties, Covenants, and Acknowledgments of Purchaser. Purchaser hereby represents, warrants, covenants, acknowledges and agrees that:

5.1  Organization. The Purchaser is a corporation duly organized, validly existing and in good standing in the State of Delaware.

5.2  Power and Authority. The Purchaser has the full power and authority to own its properties and assets, to conduct its business as presently conducted, and to execute, deliver and perform this Agreement and all other agreements and instruments related to this Agreement.

5.3  Investment. Purchaser is holding the Purchased Equity for Purchaser ’s own account, and not for the account of any other person. Purchaser is holding the Purchased Equity for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

5.4  Business Experience. Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company evidenced by the Purchased Equity.

5.5  Accredited Investor. Purchaser is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

5.6  Access to Information. Purchaser has had the opportunity to ask questions of, and to receive answers from, the Seller with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Seller. Purchaser has had access to such financial and other information as is necessary for Purchaser to make a fully-informed decision as to investment in the Seller by way of owning the Purchased Equity and has had the opportunity to obtain any

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additional information necessary to verify any of such information to which Purchaser has had access.

5.7  Registration. Purchaser may bear the economic risk of investment for an indefinite period of time because the issuance of the Purchased Equity to Purchaser has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Purchased Equity cannot be transferred by Purchaser unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Seller has made no agreements, covenants or undertakings whatsoever to register the transfer of any of the Purchased Equity under the Securities Act. The Seller has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available; if the exemption under Rule 144 is available at all, it will not be available until at least one year from issuance of the Purchased Equity and then not unless (a) a public trading market then exists in the Seller’s Purchased Equity; (b) adequate information as to the Company’s financial and other affairs and operations is then available to the public; and (c) all other terms and conditions of Rule 144 have been satisfied.

5.8  Public Trading. None of the Seller’s securities is presently publicly traded, and the Seller has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

5.9  Tax Advice. The Seller has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by this Agreement, and Purchaser is in no manner relying on the Seller or its representatives for an assessment of such tax consequences.

5.10  Market Standoff. Purchaser hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Seller under the Securities Act, Purchaser shall not sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Purchased Equity, or any derivative security thereof (other than those included in the registration) without the prior written consent of the Seller or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Seller or underwriters may specify. The Seller may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180 day period.

6.  Indemnification. Seller shall indemnify the Purchaser for any losses, claims or damages incurred or caused from the Founder Dispute. Purchaser shall have the right to set off any amounts payable in connection with the Founder Dispute against the payment of the amounts owing under the Note.

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7.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.

8.  Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 3 and Section 6 shall survive the execution and delivery of this Agreement (and the issuance of the Purchased Equity).

9.  Representation by Counsel. Purchaser hereby represents and agrees that he or she has been represented by or had the opportunity to be represented by, independent counsel of his or her own choosing, and that he or she has had the full right and opportunity to consult with his or her attorney(s), has carefully read and fully understands this Agreement in its entirety. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

10.  Notices. All notices and other communications related to this Agreement shall be in writing and, if not delivered by hand, shall be mailed to the parties at such addresses set forth in the signature block of this agreement, or to the last known address as shown on the Company’s records. Notices and communications shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

11.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

12.  Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Seller and/or the Purchaser may assign any of its rights and obligations under this Agreement.

13.  No Employment Rights. This Agreement gives Purchaser no right to be retained as an employee or service provider of the Company.

14.  Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

15.  Cooperation. Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

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16.  Headings. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

17.  Severability. The provisions of this Agreement are severable, and, if any one or more provisions of this Agreement is determined to be illegal, invalid or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall continue in full force and effect and shall be binding and enforceable. Upon any such determination of invalidity, the parties shall negotiate in good faith to replace the invalid provision with a valid provision that implements the original intent of the parties as closely as possible in a mutually acceptable manner.

18.  Amendment. This Agreement may not be modified, amended, altered or supplemented except by means of the execution and delivery of a written instrument mutually executed by the Seller and Purchaser.

19.  Complete Agreement. This Agreement constitutes the final and complete expression of all of the terms of the understanding and agreement between the parties hereto concerning the subject matter hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Equity Purchase Agreement as of the day and year first above written.

SELLER:

8K MILES SOFTWARE SERVICES INC.,

a Nevada Corporation.

By: /s/ Lakshmanan Kannappan

Name: Lakshmanan Kannappan

Title: Chief Operating Officer

Address:

4309 Hacienda Dr., Suite 150

Pleasanton, CA 94588

Email: lkannappan@8kmiles.com

PURCHASER:

HEALTHCARE TRIANGLE, INC.,

a Delaware Corporation

By: /s/ Suresh Venkatachari

Name: Suresh Venkatachari

Title: Chief Executive Officer

Address:

4309 Hacienda Dr., Suite 150

Pleasanton, CA 94588

Email: sureshv@healthcaretriangle.com

HEALTHCARE TRIANGLE – SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT

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SCHEDULE A DISCLOSURE SCHEDULE

HEALTHCARE TRIANGLE – SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT

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